UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2009
MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)
(604) 684-1099
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.
On December 18, 2009, Mercer International Inc. (the “Company”) commenced an offer to exchange (the “Exchange Offer”) up to a maximum of $23,625,000 aggregate principal amount of its outstanding 8.5% Convertible Senior Subordinated Notes due 2010 (the “Old Notes”). If more than $23,625,000 aggregate principal amount of Old Notes are tendered, all tenders will be accepted on a pro rata basis.
Under the terms of the Exchange Offer, the Company is offering to exchange each $1,000 principal amount of the Old Notes for an amount of its new 8.5% Convertible Senior Subordinated Notes due 2012 (the “New Notes”) equal to $1,000 principal amount plus accrued and unpaid interest on the $1,000 principal amount of Old Notes to and including December 9, 2009 (the “Accrued and Unpaid Interest”). The Accrued and Unpaid Interest will be rounded up to the nearest whole dollar and the New Notes will accrue interest from December 10, 2009.
The Exchange Offer will expire at 5:00 p.m., New York City time, on January 21, 2010 (the “Expiration Date”), unless extended or earlier terminated by the Company. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The terms and conditions of the Exchange Offer are described in the offering circular and related letter of transmittal, each dated December 18, 2009.
A copy of the Company’s press release announcing the Exchange Offer is attached hereto as Exhibit 99.1.
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated December 18, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date:  December 18, 2009

MERCER INTERNATIONAL INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 18, 2009